Exhibit 10.2

INVESTMENT SUB-ADVISORY AGREEMENT

Between

MS CAPITAL PARTNERS ADVISER, INC.

and

EATON VANCE MANAGEMENT

for

NORTH HAVEN PRIVATE INCOME FUND LLC

AGREEMENT made this as of 13th day of January, 2022, between MS Capital Partners Adviser, Inc., a Delaware corporation (the “Adviser”), and Eaton Vance Management, a Massachusetts business trust (the “Sub-Adviser”).

WHEREAS, the Adviser has entered into an Investment Advisory and Administrative Agreement (the “Advisory Agreement”) with North Haven Private Income Fund LLC, a Delaware limited liability company (the “Fund”), relating to the provision of portfolio management services to the Fund; and

WHEREAS, the Advisory Agreement provides that the Adviser may delegate any or all of its portfolio management responsibilities under the Advisory Agreement to one or more sub-investment advisers; and

WHEREAS, the Adviser and the Directors of the Fund desire to retain the Sub-Adviser to render portfolio management services to the Fund in the manner and on the terms set forth in this Investment Sub-Advisory Agreement (the “Agreement”);

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Adviser and the Sub-Adviser agree as follows:

1.            Duties of the Sub-Adviser. The Adviser hereby employs the Sub-Adviser to act as investment sub-adviser for the Fund and to, at the direction of the Adviser (which may be changed or revoked at any time in the Adviser’s sole discretion upon notice to the Sub-Adviser) (i) provide recommendations as to bank loans and other liquid securities (the “Liquid Portfolio”) that may be appropriate for investment by the Fund, (ii) manage on a discretionary basis all or a portion of the Fund’s Liquid Portfolio in accordance with parameters established by the Adviser and communicated to the Sub-Adviser from time to time, as may be modified in the Adviser’s sole discretion, and (iii) execute trades for the Liquid Portfolio, for the period and on the terms set forth in this Agreement.

(a)            The Sub-Adviser hereby accepts such employment and undertakes to afford to the Fund the advice and assistance of the Sub-Adviser’s organization in the choice of investments and in the purchase and sale of securities for the Fund and to furnish, for the use of the Fund, office space and all necessary office facilities, equipment and personnel for servicing the investments of the Fund and for administering its investment affairs and to pay the salaries and fees of all officers of the Fund who are members of the Sub-Adviser’s organization and all personnel of the Sub-Adviser performing services relating to research and investment activities. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as otherwise expressly provided or authorized, have no authority to act for or represent the Adviser or the Fund in any way or otherwise be deemed an agent of the Adviser or the Fund.

(b)            The Sub-Adviser shall provide the Fund with such investment management and supervision as the Adviser may, from time to time, consider necessary for the proper supervision of the Fund’s investments. The services to be provided by the Sub-Adviser hereunder will apply to the portion of the Fund’s assets that Adviser or the Directors of the Fund shall from time to time designate, which will consist of a portion of the Fund’s assets as set forth in Section 1(a) hereof. The Sub-Adviser shall take, on behalf of the Fund, all actions that it deems necessary or desirable to implement the investment policies of the Fund and the instructions of the Adviser pursuant to Section 1(a) hereof.

(c)            If so directed, the Sub-Adviser shall place all orders for the purchase or sale of portfolio investments for the account of the Fund either directly with the issuer or with brokers, dealers, futures commission merchants, or other market participants selected by the Sub-Adviser, and, to that end, the Sub-Adviser is authorized as the agent of the Fund to give instructions to the custodian of the Fund as to deliveries of investments and payments of cash for the account of the Fund. In connection with the selection of such brokers, dealers, futures commission merchants, or other market participants and the placing of such orders, the Sub-Adviser shall use its best efforts to seek to execute security transactions at prices that are advantageous to the Fund and (when a disclosed commission is being charged) at commission rates that are reasonable in relation to the benefits received. Subject to the policies and procedures adopted by the Board of Directors of the Fund, in selecting brokers or dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Sub-Adviser and the Sub-Adviser is expressly authorized to cause the Fund to pay any broker or dealer who provides such brokerage and research services a commission for executing a security transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Adviser and its affiliates have with respect to the Fund and to other accounts over which they exercise investment discretion.

(d)            The Sub-Adviser shall furnish such reports, evaluations, information or analyses to the Fund and the Adviser as the Fund’s Board of Directors or the Adviser may reasonably request from time to time, or as the Sub-Adviser may deem to be desirable.

(e)            The Sub-Adviser shall exercise reasonable care in the performance of its duties under the Agreement and will conduct its activities hereunder in compliance with the applicable requirements of the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws, any applicable procedures adopted by the Fund’s Board that have been provided to the Sub-Adviser, and the provisions of the Fund’s private placement memorandum, each as may be amended. The Sub-Adviser will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services in respect to the Fund which may be requested by such authorities in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations.

2.            Compensation of the Sub-Adviser. For the services, payments and facilities to be furnished hereunder by the Sub-Adviser, to the extent the Adviser receives at least such amount from the Fund pursuant to the Advisory Agreement, the Sub-Adviser shall be entitled to receive from the Adviser the compensation specified in Appendix A hereto. The Adviser is solely responsible for the payment of the compensation to the Sub-Adviser, and the Sub-Adviser agrees to seek payment of its compensation solely from the Adviser. The Fund shall have no liability for Sub-Adviser's compensation hereunder.

3.            Allocation of Charges and Expenses. It is understood that the Fund will pay all expenses other than those expressly stated to be payable by the Sub-Adviser hereunder or by the Adviser or Administrator under the Advisory Agreement.

4.            Other Interests. It is understood that Directors and officers of the Fund and shareholders of the Fund are or may be or become interested in the Sub-Adviser as trustees, officers, employees, shareholders or otherwise and that trustees, officers, employees and shareholders of the Sub-Adviser are or may be or become similarly interested in the Fund, and that the Sub-Adviser may be or become interested in the Fund as a shareholder or otherwise. It is also understood that trustees, officers, employees and shareholders of the Sub-Adviser may be or become interested (as directors, trustees, officers, employees, shareholders or otherwise) in other companies or entities (including, without limitation, other investment companies) and that the Sub-Adviser or its subsidiaries or affiliates may enter into advisory or management agreements or other contracts or relationships with such other companies or entities.

The services of the Sub-Adviser to the Adviser for the benefit of the Fund are not to be deemed to be exclusive and the Sub-Adviser is free to render services to others and engage in other business activities. It is understood that the Sub-Adviser and its affiliates perform investment services, including rendering investment advice, to varied clients. It is understood that the Sub-Adviser or any of its affiliates may give advice or take action for other accounts that may differ from, conflict with, or be adverse to advice given or taken for the Fund. It is understood that certain securities or instruments may be held in some accounts but not in others, or the accounts may have different levels of holdings in certain securities or instruments and the accounts may remit different levels of fees to the Sub-Adviser. In addition, it is understood that the Sub-Adviser or any of its affiliates may give advice or take action with respect to the investments of the Fund that may not be given or taken with respect to one or more accounts with similar investment programs, objectives, and strategies. The Fund acknowledges that the Sub-Adviser, its affiliates, and their respective officers, directors, and/or employees may from time to time have positions in or transact in securities and other investments recommended to clients, including the Fund. Such transactions may differ from or be inconsistent with the advice given, or the timing or nature of the Sub-Adviser’s action or actions with respect to the Fund. The Sub-Adviser may aggregate the Fund’s orders with orders of its proprietary accounts and/or orders of other clients to the extent permitted by applicable law and/or the Fund’s co-investment exemptive relief.

5.            Limitation of Liability of the Sub-Adviser. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Sub-Adviser, the Sub-Adviser shall not be subject to liability to the Adviser or the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the acquisition, holding, or disposition of any security or other investment.

6.            Duration and Termination of this Agreement. This Agreement shall become effective upon the date of its execution, and, unless terminated as herein provided, shall remain in full force and effect through and including the second anniversary of the execution of this Agreement and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance after such second anniversary is specifically approved at least annually (i) by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund and (ii) by the vote of a majority of those Directors of the Fund who are not interested persons of the Sub-Adviser, the Adviser, or the Fund cast in person at a meeting called for the purpose of voting on such approval.

This Agreement may be terminated as to the Fund without the payment of any penalty by (i) the Adviser, subject to the approval of the Directors of the Fund; (ii) the vote of the Directors of the Fund; (iii) the vote of a majority of the outstanding voting securities of the Fund at any annual or special meeting; or (iv) the Sub-Adviser, in each case on sixty (60) days’ written notice. This Agreement shall terminate automatically in the event of its assignment or in the event that the Advisory Agreement shall have terminated for any reason. In the event of termination for any reason, all records of the Fund shall promptly be returned to the Adviser or the Fund, free from any claim or retention of rights in such record by the Sub-Adviser, although the Sub-Adviser may, at its own expense, make and retain a copy of such records.

7.            Amendments of the Agreement. This Agreement may be amended by a writing signed by both parties hereto, provided that no amendment to this Agreement shall be effective until approved in a manner consistent with the requirements of the 1940 Act.

8.            Limitation of Liability. Notice is hereby given that this Agreement is executed on behalf of each the Adviser and the Fund by a duly authorized officer of each respective organization, in his or her capacity as an officer and not individually. The Sub-Adviser expressly acknowledges the provisions in the Amended and Restated Limited Liability Company Agreement of the Fund and of the Adviser limiting the personal liability of Directors, officers, and the shareholders of the Fund and the Adviser, respectively, and the Sub-Adviser hereby agrees that it shall have recourse to the Fund or the Adviser, respectively, for payment of claims or obligations as between the Fund or the Adviser, respectively, and the Sub-Adviser arising out of this Agreement and shall not seek satisfaction from the Directors or officers of the Fund or the Adviser or the shareholders of the Fund or the Adviser.

Notice is also hereby given that this Agreement is executed on behalf of the Sub-Adviser by a duly authorized officer, in his or her capacity as an officer and not individually. The Adviser and the Fund expressly acknowledge the provisions in the Declaration of Trust limiting the personal liability of directors, officers, and the shareholders of the Sub-Adviser and the Adviser and Fund hereby agree that they shall have recourse to the Sub-Adviser, for payment of claims or obligations arising out of this Agreement and shall not seek satisfaction from the directors or officers of the Sub-Adviser or the shareholders of the Sub-Adviser.

9.            Third Party Beneficiaries. The Fund is a third-party beneficiary to this Agreement. Aside from the Fund, nothing in this Agreement, express or implied, is intended to or shall confer upon any person not a party hereto (including, but not limited to, shareholders of the Fund) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

10.            Books and Records. The Sub-Adviser hereby agrees that all records that it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund’s or the Adviser's request in compliance with the requirements of Rule 31a-3 under the 1940 Act, although the Sub-Adviser may, at its own expense, make and retain a copy of such records. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

11.            Certain Definitions. The terms “assignment” and “interested persons” when used herein shall have the respective meanings specified in the 1940 Act, as now in effect or as hereafter amended subject, however, to such exemptions as may be granted by any rule, regulation or order by the SEC. The term “vote of a majority of the outstanding voting securities” shall mean the vote, at a meeting of shareholders, of the lesser of (a) 67 per centum or more of the shares of the Fund present or represented by proxy at the meeting if the shareholders of more than 50 per centum of the outstanding shares of the Fund are present or represented by proxy at the meeting, or (b) more than 50 per centum of the outstanding shares of the Fund. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified or interpreted by any applicable order or orders of the SEC, any rules or regulations adopted by, or interpretative releases of, the SEC, or any applicable guidance issued by the staff of the SEC, such provision will be deemed to incorporate the effect of such order, rule, regulation, interpretative release, or guidance.

12.            Use of the Name Eaton Vance” The Sub-Adviser hereby consents to the use of the name “Eaton Vance” in the Fund’s marketing materials, private placement memorandum and any required or appropriate filings with the Securities and Exchange Commission (“SEC”); provided, however, that such consent (except with respect to SEC filings) shall be conditioned upon the employment of the Sub-Adviser or one of its affiliates as the investment Sub-Advisor of the Fund. The name “Eaton Vance” or any variation thereof may be used, from time to time, in other connections and for other purposes by the Sub-Adviser and its affiliates and other investment companies that have obtained consent to the use of the name “Eaton Vance.”

13.            Miscellaneous.

(a)            If any term or provision of this Agreement or the application thereof to any person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

(b)            This Agreement shall be governed by and interpreted in accordance with the laws of The Commonwealth of Massachusetts.

(c)            This Agreement may be executed by the parties hereto in any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement may be executed in written form or using electronic or digital technology, whether it is a computer-generated signature, an electronic copy of the party’s true ink signature, DocuSign, facsimile or otherwise. Delivery of an executed counterpart of the Agreement by facsimile, e-mail transmission via portable document format (.pdf), DocuSign, or other electronic means will be equally as effective and binding as delivery of a manually executed counterpart.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

MS CAPITAL PARTNERS ADVISER, INC

By:	/s/ Orit Mizrachi
Name:	Orit Mizrachi
Title:	Executive Director and not individually

EATON VANCE MANAGEMENT

By:	/s/ Andrew Sveen
Name:	Andrew Sveen
Title:	Director of Bank Loans

Acknowledged and agreed to as of the day and year first above written:

NORTH HAVEN PRIVATE INCOME FUND LLC

By:	/s/ Orit Mizrachi
Name:	Orit Mizrachi
Title:	Chief Operating Officer and not individually

APPENDIX A

Annual Investment Sub-Advisory Fee

For the services, payments and facilities furnished by the Sub-Adviser under this Agreement, the Sub-Adviser is entitled to receive from the Adviser the compensation set forth below:

An annual rate of 0.4% based on the average value of assets managed by the Sub-Adviser at the end of the two most recently completed calendar months.

In case of initiation or termination of the Agreement during any month with respect to the Fund, the fee for that month shall be reduced proportionately on the basis of the number of calendar days during which the Agreement is in effect.

Such compensation shall be paid quarterly in arrears. The Sub-Adviser may, from time to time, waive all or a part of the above compensation